UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
__________________________

FORM 8-K/A
(Amendment No. 1)
__________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 8, 2017

The Hillman Companies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13293	23-2874736
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

10590 Hamilton Avenue
Cincinnati, Ohio 45231
(Address of principal executive offices)
Registrant’s telephone number, including area code: (513) 851-4900

Not Applicable
(Former name or former address,
if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01    Completion of Acquisition or Disposition of Assets.

On November 14, 2017, The Hillman Group, Inc. (“Hillman”), a subsidiary of The Hillman Companies, Inc. (the “Company”), filed a Current Report on Form 8-K (the "Original Filing") to report that on November 8, 2017, the Company, entered into an Asset Purchase Agreement (the “Agreement”) with (i) Hargis Industries, LP doing business as ST Fastening Systems (“Hargis”), (ii) Joe A Hargis, Hargis Industries #1, LLC, and Joedy S. Hargis, as successor trustee and on behalf of (a) the Joedy S. Hargis Irrevocable Trust and (b) the Jeffrey S. Hargis Irrevocable Trust (the “Hargis Trusts”) (each person set forth in this subclause (ii) a “Selling Partner” and collectively, the “Selling Partners”), and (iii) Hargis Industries #1, LLC (acting by and through its sole member, Joe A. Hargis) in the capacity as the Seller Representative (the “Seller Representative”) pursuant to which Hillman acquired substantially all of the assets, and assumed certain liabilities, of Hargis (the “Hargis Acquisition”).

This Current Report on Form 8-K/A is being filed as an amendment ("Amendment No. 1") to the Original Filing. The purpose of Amendment No. 1 is to disclose that after completing its analysis of the impact of the Acquisition, the Company determined that the acquisition did not trigger any requirement that the Company file the financial statements of under Item 9.01 of Form 8-K. No other changes are being made to the Original Filing.

Item 9.01    Financial Statements and Exhibits.

The Company has determined that no financial statements are required to be filed as exhibits to the Original Filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2017	THE HILLMAN COMPANIES, INC.

	By:	/s/ Gregory J. Gluchowski, Jr.
	Name:	Gregory J. Gluchowski, Jr.
	Title:	President and Chief Executive Officer